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                                                                   Exhibit 10.15

                                 PROMISSORY NOTE
                                 ---------------

$550,000.00                                                      Omaha, Nebraska
                                                                     May 1, 2001


     FOR VALUE RECEIVED, the undersigned, William E. Fisher ("Fisher"), hereby promises to pay to the order of Transaction Systems Architects, Inc., a Delaware corporation (together with its successors and assigns the "Holder"), the principal sum of Five Hundred Fifty Thousand Dollars ($550,000.00), together with interest from the date hereof at the rate of eight percent (8.00%) per annum on the unpaid principal balance hereof, with the entire amount of indebtedness hereunder then outstanding, including principal and accrued interest, due on June 1, 2002. Interest shall be computed on the basis of a 360-day year.

     If this Promissory Note becomes due and payable on a Saturday, Sunday or business holiday in the State of Nebraska, payment shall be made on the next successive business day with the same effect as though made on the due date.

     Fisher reserves the right to prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty of any kind.

     If (i) there should be a default in the payment of interest or principal due hereunder, or (ii) Fisher should make an assignment for the benefit of creditors, or (iii) attachment or garnishment proceedings are commenced against Fisher, or (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of Fisher, or (v) proceedings are instituted by or against Fisher, under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, or (vi) Fisher breaches any of his warranties or obligations under that certain Agreement and Release of All Claims entered into by and between Fisher and Holder concurrently with this Promissory Note, then, and in each such event, the Holder may, at its option, without notice or demand (except as otherwise provided in and subject to the terms of the Agreement and Release of All Claims), declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

     Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (1) twelve percent (12%) per annum, or (2) the maximum rate permitted by law, said interest to be compounded annually and computed on the basis of a 360-day year.

     Payments made hereunder shall be made in lawful currency of the United States of America to the attention of Holder at 244 S. 108th Street, Omaha, Nebraska 68154-2684 or at such other place as the Holder may designate in writing. All payments made hereunder, whether at stated maturity, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest and then to principal remaining outstanding hereunder.

     Fisher agrees to pay all reasonable costs of collection, including attorneys' fees to the extent allowed by law, paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.


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     Fisher hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

     No delay or failure by the Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive.

     The Holder may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Promissory Note at any time or from time to time without prior notice to or consent of and without releasing any party liable or becoming liable hereon.

     By executing this Promissory Note, Fisher hereby acknowledges that this Promissory Note constitutes his legal and binding obligation and is enforceable against him in accordance with its terms.

     This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska.

     IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.



                                       /s/ William E. Fisher
                                       -----------------------------------
                                       William E. Fisher


STATE OF NEBRASKA          )
                           )    ss.
COUNTY OF DOUGLAS          )

     The foregoing instrument was acknowledge before me, a Notary Public, this 1st day of May, 2001, by William E. Fisher, who being by me duly sworn, each did say that the instrument was signed by him, and that the execution of the instrument was his voluntary act and deed.



                                       /s/ Claudia A. Coleman
                                       --------------------------------------
                                       Notary Public

                                       My Commission Expires: March 5, 2003
                                                              --------------



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